UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2010

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas	333-156263	26-3404322
(State or other jurisdiction No.)	(Commission file number)	(IRS Identification No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER’S TELEPHONE NUMBER: (913) 693-8073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01Entry into a Material Definitive Agreement.

Omni Ventures, Inc (the “Company”) entered into a Vacant Land purchase agreement   (the “Lompoc Agreement”), effective May 22, 2010 with James Alexander and the SB 246 & Cebada Group.   Pursuant to the Land Purchase Agreement, the Company entered into a definitive agreement to purchase  property located at 3145 E. Highway 246, Lompoc,  Santa Barbara, California.  The Company plans to develop a vineyard and one respective structure on the property.

The Company’s obligation to close on the Property is subject to several conditions, including but not limtited to settle of certain liens and claims against the Property and the receipt of an appraisal that the Property has  a value of not less than $4,000,000.

The purchase price for the property is $3,750,000 and the Company  is obligated to make an initial deposit of $112,500 or 3% of the purchase price to be put into an Escrow Account subject to certain terms and conditions of the Agreement.  The balance of the purchase price will be due in 180 days.

The description and  terms of the Purchase Agreement  set forth herein is qualified in its entirety by the full text of the Purchase Agreement, which is filed as an exhibit hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

(d) Exhibit:
Exhibit No.	Description

10.1	Purchase Agreement dated May 22, 2010 between Omni Ventures, Inc and James Alexander and the SB 246 & Cebada Group

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WLG INC.

Date: May 25, 2009	By:	/s/ Christopher Wood
Christopher Wood Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement dated May 22, 2010 between Omni Ventures, Inc and James Alexander and the SB 246 & Cebada Group